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                               LETTER OF INTENT

OMNIPOINT COMMUNICATIONS ("OMNIPOINT") AND INTERCEL, INC. have agreed in principle to participate in the development and advancement of GSM-based services, products and technologies, including PCS 1900 and IS-661.

Omnipoint and InterCel, Inc. will discuss possible agreements in one or more of the following areas:

1. A roaming agreement which allows Omnipoint and InterCel, Inc. subscribers to easily interoperate in each others' respective markets using dual-mode (PSC 1900/IS-661) or standard PCS 1900 handsets, both with GSM Subscriber Identity Modules ("SIM Cards"). If such an agreement is reached, the parties will implement the necessary technical trials during the latter half of 1996, which upon successful completion will technically enable commercial roaming between the parties' respective networks. Each party will be permitted to have representatives observe the other parties' trials. In addition, the parties will coordinate and cooperate on individual or joint marketing efforts as they relate to roaming.

2. An evaluation of IS-661 as an enhanced radio access system for GSM and other switching systems by InterCel, Inc. Engineers and, upon approval by InterCel, Inc., a technical trial of IS-661 base stations and subscriber equipment to be conducted in early 1997 or at a mutually agreed date. Omnipoint has indicated a willingness to provide loaner equipment, if needed, upon which the trial will be conducted.

3. An industry forum for establishing common standards for vendor requirements with respect to GSM based (PCS 1900 and IS-661) infrastructure and handsets.

4. Additional joint marketing efforts, including customer research, product requirement definition, SIM Card applications, and secondary branding for roaming purposes.

The parties may, subject to mutual consent, issue joint or separate press releases regarding this Letter of Intent. Neither party shall issue any press release or other public statement regarding this Letter of Intent without the consent of the other party. This Letter of Intent does not create any rights or obligations between the parties with respect to any future agreements.

IN WITNESS WHEREOF, the undersigned have executed this Letter of Intent as of the date and year first above written.

OMNIPOINT COMMUNICATIONS, INC.         INTERCEL, INC.

By: /s/ George Schmitt                 By: /s/ Allen E. Smith
    --------------------------             -------------------------------------

Name:  George Schmitt                  Name:  Allen E. Smith
Title: President                       Title: President & C.E.O.